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                                                                   EXHIBIT 10.34

                            NONCOMPETITION AGREEMENT


     THIS NONCOMPETITION AGREEMENT (this "Agreement") is dated as of __________,
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1997, by and among Kilroy Realty Corporation, a Maryland corporation (the
"Company"), Kilroy Realty, L.P., a Delaware limited partnership ("Kilroy Realty,
 -------
L.P."), and John B. Kilroy, Sr. (the "Director").
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     WHEREAS, Kilroy Realty, L.P., the Director and certain other parties have entered into an Omnibus Option Agreement, dated as of October 30, 1996 (the "Omnibus Option Agreement"), pursuant to which the Director has transferred all of his right, title and interest in certain office and industrial buildings, the related fee or leasehold real property interests, and the development, management and leasing businesses in connection with therewith (collectively, the "Contributed Properties"), in exchange for a limited partnership interest in Kilroy Realty, L.P.;

     WHEREAS, the Company desires the Director to serve, and the Director desires to serve, on the Company's Board of Directors (the "Board") as provided
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for in the Company's Amended and Restated Articles of Incorporation and Bylaws;
and

     WHEREAS, the Company and the Director agree that, in connection with the contribution of the Contributed Properties to Kilroy Realty, L.P. and the designation of the Director to serve on the Board, the Director will not engage in competition with the Company and Kilroy Realty, L.P. pursuant to the terms and conditions hereof;

     NOW, THEREFORE, in furtherance of the foregoing and in exchange for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto hereby agree as follows:

     1.   Noncompetition.  (a)  For as long as the Director is a member of the
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Board (or the Board of Directors of any successor to the Company), the Director shall be prohibited from engaging in Competition (as defined below) with the Company, Kilroy Realty, L.P. or any of their respective subsidiaries.

          (b) The term "Competition" for purposes of this Agreement shall mean
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the taking of any of the following actions by the Director:  conducting, directly or indirectly, any property development, acquisition or management activity with respect to office and industrial property in the Southern California Area or in any other market in which the Company or any of its subsidiaries owns, develops or manages property, whether such business is conducted by the Director individually or as principal, partner, officer, director, consultant, employee, stockholder or manager of any person, partnership, corporation, limited liability company or any other entity; provided, however, that the term "Competition" shall be deemed to exclude (i)
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the Director's ownership, management or leasing of the Director's interests in any of the properties listed on Schedule A hereto and any passive ownership interest in real property received in exchange therefor, and (ii) the transfer or exchange of any of the properties listed in the immediately preceding clause
(i), provided that the ownership and activities with respect to any such property received in any exchange otherwise comply with the terms
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and conditions of this Agreement and (iii) the Director's activities related solely to the marketing, entitlement, sale, transfer or exchange of the approximately 66-acre site which currently comprises Calabasas Park Centre in the City of Calabasas, California ("Calabasas Park Centre"). For purposes of
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the previous sentence, the "Southern California Area" shall be deemed to be
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comprised of the counties of Los Angeles, Orange, Riverside, San Bernardino and
Ventura.

          (c) Notwithstanding the foregoing, the Director agrees not to sell, assign or otherwise transfer (or cause to be sold, assigned or otherwise transferred) the Director's interest (direct or indirect) in Calabasas Park Centre (or any portion thereof) to any real estate investment trust with a portfolio of existing office or industrial properties (a "Competing REIT")
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unless such interest is offered first to the Company pursuant to the terms and conditions of the Option Agreement, dated as of the date hereof, by and between Kilroy Realty, L.P. and Kilroy Calabasas Associates, as amended from time to time.

     2.   Specific Performance.  The Director acknowledges that in the event of
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breach by the Director of the terms of Section 1 hereof, the remedies at law available to the Company and to Kilroy Realty, L.P. may be inadequate and the Company and Kilroy Realty, L.P. shall be entitled to institute legal proceedings to enforce the specific performance of this Agreement by the Director and to enjoin the Director from any further violation of Section 1 hereof and to exercise such remedies cumulatively or in conjunction with all other rights and remedies provided by law and not otherwise limited by this Agreement.

     3.   Attorneys Fees.  If any legal action, arbitration or other proceeding
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is brought for the enforcement of this Agreement, or because of an alleged dispute, breach or default in connection with any of the provisions of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, including any appeal of such action or proceeding, in addition to any other relief to which that party may be entitled.

     4.   Severability.  Any provision of this Agreement which is deemed
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invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction and subject to this paragraph, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that any other provisions of this Agreement invalid, illegal or unenforceable in any other jurisdiction. If any covenant should be deemed invalid, illegal or unenforceable because its scope is considered excessive, such covenant shall be modified so that the scope of the covenant is reduced only to the minimum extent necessary to render the modified covenant valid, legal and enforceable.

     5.   Governing Law.  This Agreement shall be governed, construed,
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interpreted and enforced in accordance with the laws of the State of California, without regard to the conflict of laws principles thereof.

     6.   Entire Agreement.  This Agreement contains the entire agreement and
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understanding between the Company, Kilroy Realty, L.P. and the Director with respect to the subject matter hereof, and no representations, promises, agreements or understandings, written or oral, not herein contained shall be of any force or effect. This Agreement shall not be changed unless in writing and signed by both the Director and the Board of Directors of the Company.

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     7.   Assignment.  This Agreement may not be assigned by the Director, but
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may be assigned by the Company and Kilroy Realty, L.P. to any successor to its business and will inure to the benefit of and be binding upon any such successor.

     8.   Notice.  For the purposes of this Agreement, notices, demands and all
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other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given (i) when personally delivered, (ii) when transmitted by telecopy, electronic or digital transmission with receipt confirmed, (iii) one day after delivery to a nationally recognized overnight air courier guaranteeing next day delivery, or (iv) upon receipt if sent by certified or registered mail. In each case, notice shall be sent to:

     If to the Director:              John B. Kilroy, Sr.
                                      [Address]


     If to the Company
     and to Kilroy Realty, L.P.:      Kilroy Realty Corporation
                                      2250 East Imperial Highway
                                      El Segundo, California 90245
                                      Attention:  Secretary
                                      Facsimile:  (310) 322-5981

     9.   Counterparts.  This Agreement may be executed in several counterparts,
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each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

     10.  The Director's Acknowledgment.   The Director acknowledges (a) that he
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has had the opportunity to consult with independent counsel of his own choice concerning this Agreement, and (b) that he has read and understands the Agreement, is fully aware of its legal effect, and has entered into it freely based on his own judgment.

                            (Signature Page Follows)

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          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

                                 KILROY REALTY CORPORATION


                                 By:
                                    --------------------------------------
                                    John B. Kilroy, Jr.
                                    President and Chief Executive Officer


                                 KILROY REALTY, L.P.

                                 By Kilroy Realty Corporation, its
                                 general partner


                                    By:
                                       ----------------------------------
                                       John B. Kilroy, Jr.
                                       President and Chief Executive Officer


                                 John B. Kilroy, Sr.


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